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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement No. 333-69768 on Form S-3, filed September 21, 2001; Registration Statement No. 333-63642 on Form S-3, filed June 22, 2001; Registration Statement No. 333-46618 on Form S-8, filed September 26, 2000; Registration Statement No. 333-73451 on Form S-8, filed March 5, 1999; Registration Statement No. 333-68373 on Form S-8, filed December 4, 1998; Registration Statement No. 333-25757 on Form S-8, filed April 24, 1997, as amended June 24, 1998; and Registration Statement No. 333-57583 on Form S-8, filed June 24, 1998, and in the related Prospectuses of Midway Games Inc., of our report dated August 21, 2001, with respect to the financial statements and schedule of Midway Games Inc. and subsidiaries, included in the Annual Report (Form 10-K) of Midway Games Inc. for the year ended June 30, 2001.

                      /s/ Ernst & Young LLP

Chicago, Illinois
September 26, 2001

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  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS